Exhibit 3.2

[Conformed]

BYLAWS

OF

WILLIS LEASE FINANCE CORPORATION

(a Delaware corporation)

Dated as of April 18, 2001

Amended as of November 13, 2001

Further Amended as of December 16, 2008

Further Amended as of September 28, 2010

Further Amended as of August 5, 2013

i

ii

BYLAWS

OF

WILLIS LEASE FINANCE CORPORATION

(a Delaware corporation)

ARTICLE I.

Offices

SECTION 1.01             Registered Office.  The registered office of Willis Lease Finance Corporation (hereinafter called the Corporation) in the State of Delaware shall be at 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc.

SECTION 1.02             Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

ARTICLE II.

Meetings of Stockholders

SECTION 2.01             Annual Meetings.  Annual meetings of the stockholders of the Corporation for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other proper business as may properly come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

SECTION 2.02             Special Meetings.  Special meetings of the stockholders for the transaction of any proper business, unless otherwise prescribed by statute, may be called only in accordance with Article XI of the Corporation’s Certificate of Incorporation as it may be amended from time to time (the “Certificate of Incorporation”).

SECTION 2.03             Place of Meetings.  All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

SECTION 2.04             Notice of Meetings.  Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Corporate Secretary of the Corporation for such purpose or, if he shall not have furnished to the Corporate Secretary his address for such purpose, then at his post office address last known to the Corporate Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless.  Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required.  Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.05             Quorum.  Except where otherwise provided by law, the holders of record of a majority of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof.  For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum at any meeting or any adjournment thereof, a majority of the shares of stock of the Corporation present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.06             Voting.

(a)           Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy for each share or fractional share of the stock of the Corporation held by him which has voting power upon the matter in question.

(b)           Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing or by any other secure means permitted by law, including telephonic and electronic transmission, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date unless said proxy shall provide for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy.  At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation or in these Bylaws, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.  The vote at any meeting of the stockholders on any question need not be by ballot, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy shall so determine.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

(c)           Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.  Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

SECTION 2.07             Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.  When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.  The Board may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

SECTION 2.08             List of Stockholders Entitled to Vote.  The Corporate Secretary of the Corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.09             Judges.  If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote.  Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability.  Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question.  Reports of judges shall be in writing and subscribed and delivered by them to the Corporate Secretary of the Corporation.  The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

SECTION 2.10             Notice of Stockholder Business and Nominations.

(A)          Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing, in conformance with the requirements of this Bylaw, to the Corporate Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “1934 Act”) (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to any other business that the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iv) any other information which is required to be disclosed in solicitations of proxies on behalf of any such business, and specifically, any such information called for by Items 4 and 5 of Regulation 14A under the 1934 Act regarding such other business, the proponent of such other business and any associates or persons who would be deemed “participants” under Regulation 14A were the proponent soliciting proxies on behalf of such other business.  All such notices shall include (i) a representation that the person sending the notice is a shareholder of record and will remain such through the record date for the meeting, (ii) the name and address, as they appear on the Corporation’s books, of such shareholder, (iii) the class and number of the Corporation’s shares which are owned beneficially and of record by such shareholder, and (iv) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice.

(3)           Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)          Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)          General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business or a nomination is not properly before the meeting and, if he should so determine, the defective business shall not be transacted and the defective nomination shall be disregarded.

(2)           For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all the applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act of (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE III.

Board of Directors

SECTION 3.01             General Powers.  The property, business and affairs of the Corporation shall be managed by the Board.

SECTION 3.02             Number and Term of Office.  The authorized number of directors shall be five (5), and such number shall not be changed except by a Bylaw amending this section duly adopted by the Board or duly adopted by the stockholders pursuant to the terms of Article IX of the Certificate of Incorporation.  Directors need not be stockholders.  Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign, die, become disqualified or disabled or shall otherwise be removed in the manner hereinafter provided.

SECTION 3.03             Election of Directors.  The directors shall be elected annually by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.  The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board.

SECTION 3.04             Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Corporate Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05             Removal.  Any director or the entire Board may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.06             Vacancies.  Except as otherwise provided in the Certificate of Incorporation and except for a vacancy created by the removal of a director, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or otherwise, may be filled by vote of the majority of the remaining directors, although less than a quorum.  Vacancies created by the removal of a director may be filled only by the affirmative vote of the holders of a majority of the outstanding stock then entitled to vote at an election of directors.  Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign, die, become disqualified or disabled or shall otherwise be removed in the manner herein provided.

SECTION 3.07             Place of Meeting, Etc.  The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.  Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.08             Regular Meetings.  A regular annual meeting of the Board shall be held without any further notice immediately after, and at the same place as, the annual meeting of shareholders.  The Board may provide for other regular meetings from time to time by resolution.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday.  Except as provided by law, notice of regular meetings need not be given.

SECTION 3.09             Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, any Vice President, the Corporate Secretary or any two (2) directors.  Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph,  cable, facsimile or email or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held.  Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given.  Notice of any meeting of the Board shall not be required to be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting, without protesting prior thereto or at its commencement, the lack of notice to such director.

SECTION 3.10             Quorum and Manner of Acting.  Except as otherwise provided in these Bylaws, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.  If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment.  The directors shall act only as a Board, and the individual directors shall have no power as such.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 3.11             Organization.  Meetings of the Board shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by the Chief Administrative Officer, or in his absence by the Chief Financial Officer, or in his absence by a Vice President, or in their absence by a chairman chosen at the meeting.  The Corporate Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.12             Action by Consent.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

SECTION 3.13     Compensation.  The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board.  The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board.  Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 3.14             Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation and to serve at the pleasure of the Board.  Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of the stock.  Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

SECTION 3.15.            Qualification Requirement for Directors.  No person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board during the pendency of a Business Combination transaction (as defined in Article XIII of the Certificate of InCorporation) if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment:  (i) an officer, director, employee or affiliate (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of a party to such transaction (an “Interested Party”) or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party; (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the Corporation); or (v) a person having any business, financial, or familial relationship with any person referred to in clauses (i)-(iv) above that would reasonably be expected to affect such person’s judgment in a manner adverse to the Corporation.  A person shall not be disqualified from election or appointment to the Board by reason of this Section 3.15 solely because such person is a director or officer of the Corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of the Corporation.

A Business Combination shall be deemed pending for purposes of this Section 3.15 commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of the Corporation’s outstanding voting stock; and (ii) 10 business days shall have elapsed thereafter.

ARTICLE IV.

Officers

SECTION 4.01             Number.  The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), and a Corporate Secretary.  In addition, the Board may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board may from time to time determine.

SECTION 4.02             Election, Term of Office and Qualifications.  The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be chosen annually at the regular meeting of the Board held after the annual meeting of shareholders and shall serve at the pleasure of the Board.  If officers are not chosen at such meeting of the Board, they shall be chosen as soon thereafter as shall be convenient.  Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation, death, disqualification or removal in the manner hereinafter provided.

SECTION 4.03             Assistants, Agents and Employees, Etc.  In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Financial Officers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine.  The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

SECTION 4.04             Removal.  Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time:  (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

SECTION 4.05             Resignations.  Any officer or assistant may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Corporate Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board, the Chairman of the Board, the President or the Corporate Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.06             Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled by the Board for the unexpired portion of the term thereof.

SECTION 4.07             Inability to Act.  In the case of absence or inability to act of any officer of the Corporation, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

SECTION 4.08             The Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board.

SECTION 4.09             The Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board, shall preside at all meetings shareholders, shall have the general charge of the business and affairs of the Corporation and shall oversee the management of the Corporation. If the offices of the Chief Executive Officer and Chairman are separate, in the absence of the Chairman or if designated to do so by the Board, the Chief Executive shall exercise the powers and perform the duties of the Chairman or designate the executive officers of the Corporation by whom such powers shall be exercised and duties performed. The Chief Executive Officer shall see to it that all resolutions and orders of the Board are carried into effect and shall have full power of delegation in so doing. The Chief Executive Officer shall make reports to the Board and shareholders and shall have such other powers and perform such other duties as the Board or these Bylaws may, from time to time, prescribe.

SECTION 4.10             The President. The President of the Corporation shall, subject to the control of the Board and the Chief Executive Officer, have general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees, shall make reports to the Board and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board or the Chief Executive Officer.

SECTION 4.11             The Chief Financial Officer.  The Chief Financial Officer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board, and shall keep regular books of account.  He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever.  He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable.  He shall, in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be properly assigned to him by the Board or the President.

SECTION 4.12             The Vice Presidents.  Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time properly prescribe.  At the request of the President, or in case of the President’s absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 4.13             The Corporate Secretary.  The Corporate Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed, in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; and, in general, he shall perform all the duties incident to the office of Corporate Secretary and such other duties as may from time to time be properly assigned to him by the Board or the President.

SECTION 4.14             Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board.  None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.  Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

ARTICLE V.

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.01             Execution of Contracts.  The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.02             Checks, Drafts, Etc.  All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

SECTION 5.03             Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the President, the Chief Financial Officer or any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.04             General and Special Bank Accounts.  The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI.

Shares and Their Transfer

SECTION 6.01             Certificates for Stock.  Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him.  The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Chief Financial Officer or the Corporate Secretary or an Assistant Secretary.  Any of or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

SECTION 6.02             Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.03             Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.04             Lost, Stolen, Destroyed, and Mutilated Certificates.  In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

ARTICLE VII.

Indemnification

SECTION 7.01             Indemnification.  Subject to any limitation which may be contained in the Certificate of Incorporation and the other provisions of this Article VII, the Corporation shall to the full extent permitted by law, including, without limitation, Delaware General Corporation Law § 145, as such law or Section now exists or shall hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any person who was, is or is threatened to be made a party, a named defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, arbitral, administrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director, officer employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit, or proceeding; provided, however, that, except as provided in Section 7.03 of this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if (i) such indemnification is expressly required to be made by law, (ii) the proceeding was expressly authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection Section 7.03 of this Article VII.  The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an individual did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 7.02           Expenses.  Subject to any limitation which may be contained in the Certificate of Incorporation, the Corporation shall, to the full extent permitted by law, including, without limitation, § 145 of the Delaware General Corporation Law, as such law or Section now exists or shall hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), pay or reimburse on a current basis the expenses incurred by any person described in Section 7.01 in connection with any such action, suit, or proceeding in advance of the final disposition thereof, if the Corporation has received (i) a written affirmation by the recipient of his good faith belief that he has met the standard of conduct necessary for indemnification under the Delaware General Corporation Law and (ii) a written undertaking by or on behalf of such director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not satisfied such standard of conduct or if indemnification is prohibited by law.

SECTION 7.03             Right of Indemnitee to Bring Suit.  If a claim under Sections 7.01 or 7.02 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  To the fullest extent permitted by law, if successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.04           Other Rights and Remedies.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  The rights provided in this Article VII shall be deemed to be provided by a contract between the Corporation and the individuals who serve in the capacities described in Section 7.01 at any time while these bylaws are in effect, and no repeal or modification of this Article VII by the stockholders shall adversely affect any right of any person otherwise entitled to indemnification by virtue of this Article VII at the time of such repeal or modification.

SECTION 7.05           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 7.06           Constituent Corporations.  For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.”

ARTICLE VIII.

Miscellaneous

SECTION 8.01             Fiscal Year.  The fiscal year of the Corporation shall end on the 31st day of December.

SECTION 8.02             Waiver of Notices.  Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 8.03             Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation and shall be in such form as may be approved from time to time by the Board.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 8.04             Interested Directors; Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:  (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

SECTION 8.05             Amendments.  These Bylaws may be amended only in accordance with Article IX of the Corporation’s Certificate of Incorporation.

SECTION 8.06             Representation of Shares in Other Corporations.  Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and the Chief Financial Officer or the Corporate Secretary or an Assistant Secretary.

SECTION 8.07             Forum for Adjustment of Disputes. Unless the Corporation consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware’s General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

SECTION 8.08             Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

SECTION 8.09             Pronouns.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.